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                                    FORM 8-K




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report: July 2, 2001   Commission File Number 0-4539


                             TRANS-INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)



               Delaware                                  13-2598139
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                     Identification Number)

2637 S. Adams Road, Rochester Hills, MI                           48309
(Address of principal executive offices)                       (Zip Code)


                                 (248) 852-1990
              (Registrant's telephone number, including area code)









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Item 5. OTHER EVENTS.

        On June 1, 2001 Trans-Industries, Inc. announced that they had increased the number of Board of Directors from 5 to 6 and have appointed Robert J. Ruben to fill the vacancy thus created.

        Also, as of June 22, 2001, Trans-Industries, has changed the name of one of its' wholly owned subsidiaries. The Company previously known as TransGlass, Inc. is now known as Transmatic Window Systems, Inc.



July 6, 2001                          /s/ KAI KOSANKE
                                      ---------------
                                      Vice President and
                                      Chief Financial Officer

                                      /s/ PAUL CLEMO
                                      --------------
                                      Assistant Treasurer